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                                                                   EXHIBIT 10(d)






                             MYERS INDUSTRIES, INC.
                             1992 STOCK OPTION PLAN
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                             MYERS INDUSTRIES, INC.
                             1992 STOCK OPTION PLAN


1.       ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN.

         1.1 Establishment. Myers Industries, Inc., an Ohio corporation and its subsidiaries ("Company") hereby establishes the "1992 Stock Option Plan") ("Plan") for key employees of the Company, and for Directors of the Company who are not employees of the Company. The Plan permits the grant of "Employee Stock Options" to certain key employees and the grant of "Director Stock Options" to Eligible Directors of the Company based upon a fixed formula.

         1.2 Purpose. The purpose of the Plan is to advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by key employees and Directors of the Company and by enabling the Company to attract and retain the services of such key employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

         1.3 Effective Date. The Plan shall become effective as of January 14, 1992, the date of its adoption by the Board of Directors of the Company, subject to the subsequent approval by the necessary number of shareholders of the Company. No Option shall be granted hereunder until the shareholders of the Company have approved the Plan.

2.       DEFINITIONS.

         2.1 Definitions. Whenever used herein, the following terms shall have their meanings set forth below:

         "Administrator" means the Vice President-Finance of the Company who shall administer the Director Stock Option program.

         "Award" means any Option.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Committee of the Company's Board of Directors which shall consist of three or more Directors appointed to the Board to administer the Employee Stock Option program. These Directors shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 ("Exchange Act").

         "Common Stock" means the common stock of the Company, without par value.

         "Company" means Myers Industries, Inc. and its subsidiaries.
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         "Disability" means disability as determined by the Committee, in the case of the Employee Stock Option program, and the Administrator in the case of the Director Stock Option program.

         "Director Stock Option" means an Option granted to an Eligible Director. Each Director Stock Option shall be a nonqualified stock option the grant of which is not intended to fall under the provisions of Section 422A of the Code.

         "Eligible Director" means any statutory director of the Company who is not an employee of the Company.

         "Employee Stock Option" means any Option granted to an eligible employee as either a qualified stock option or a non-qualified stock option.

         "Fair Market Value" means the closing price of the Common Stock as reported on the principal United States securities exchange registered under the Exchange Act on which such Common Stock is listed, which is the American Stock Exchange, Inc., or if such Common Stock is not in the future listed on any such exchange, the highest closing bid quotation with respect to a share of such Common Stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any substantially equivalent system then in use on a particular date. In the event that there are no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.

         "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan an Employee Stock Option may be either (i) an incentive stock option within the meaning of
Section 422A of the Code or (ii) a nonqualified stock option whose grant is intended not to fall under the provisions of Section 422A. All Director Stock Options will be nonqualified stock options whose grant is intended not to fall under the provisions of Section 422A.

         "Option Agreement" means an agreement entered into between the Company and an employee pursuant to the Employee Stock Option program in the form prescribed by the Committee, or between the Company and an Eligible Director pursuant to the Director Stock Option program in the form prescribed by the Administrator.

         "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Section 7.4.

         "Participant" means any individual being a key employee designated by the Committee to participate in the Plan pursuant to Section 3.1 herein.

         "Retirement" means termination of employment upon the normal retirement age se by the Board of Directors.





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         "Return on Common Equity" means the result obtained by dividing "Net
Income" by the "Common Shareholders Equity," as such terms are defined by the Company's accountant.

         2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

3.       ELIGIBILITY AND PARTICIPATION.

         3.1 Employee Stock Option. Participants in the Plan shall be selected by the Committee from among those employees of the Company who in the opinion of the Committee are in a position to contribute materially to the Company's continued growth, development, and long-term financial success. Persons serving on the Committee shall not be eligible to be a Participant.

         3.2 Director Stock Options. Eligible Directors are entitled to participate in the Plan solely with respect to the grant of Director Stock Options. The selection of Eligible Directors is not subject to the discretion of the Committee or Administrator. Persons serving on the Committee who are Eligible Directors may receive grants of Director Stock Options.

4.       ADMINISTRATION.

         4.1 The Committee. The Committee shall be responsible for the administration of the Plan as it relates solely to Employee Stock Options. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the explicit provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan relating to Employee Stock Options shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

         4.2 The Administrator. The Administrator, being the Vice President-Finance of the Company, shall be responsible for the administration of the Plan as it relates solely to Director Stock Options. The Administrator is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the explicit provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Administrator pursuant to the provisions of the Plan relating to Director Stock Options shall be final and binding and conclusive for all purposes and upon all persons whomsoever.





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5.       STOCK SUBJECT TO PLAN.

         5.1 Number. The total number of shares of Common Stock subject to issuance under the Plan shall be Two Hundred Thousand (200,000) shares of capital stock of the Company; One Hundred Seventy Thousand (170,000) issuable as Employee Stock Options and Thirty Thousand (30,000) issuable as Director Stock Options. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Common Stock or issued Common Stock reacquired and held as treasury stock not reserved for any other purpose.

         5.2 Unused Stock. In the event any shares of Common Stock that are subject to an Option which, for any reason, expires or is terminated unexercised or are reacquired by the Company, such shares again shall become available for issuance under the Plan.

         5.3 Adjustment in Capitalization. In the event that subsequent to the date of adoption of the Plan by the Board, the shares of Common Stock should as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of Common Stock or other securities of the Company or of another corporation, then (a) there shall automatically be substituted for each share of Common Stock subject to an unexercised Option (in whole or in part) granted under the Plan and each share of Common Stock available for additional grants of Options under the Plan the number and kind of shares of Common Stock or other securities into which each outstanding share of Common Stock shall be changed or for which each such share shall be exchanged, (b) the Option Price shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the Option shall remain the same as immediately prior to such event, and (c) the Board shall make such other adjustments to the securities subject to Options and the provisions of the Plan and Option Agreements as may be appropriate and equitable. Any such adjustment may provide for the elimination of fractional shares.

6.       DURATION OF PLAN.

         The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 11 hereof, until all Common Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option may be granted under the Plan on or after the tenth (10th) anniversary of the Plan's effective date.

7.       STOCK OPTIONS.

         7.1 Grant of Employee Stock Options. Subject to the provisions of Sections 5 and 7, Employee Stock Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is to be an incentive stock option within the meaning of Code





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Section 422A ("ISO"), or a nonqualified stock option whose grant is intended not to fall within the provisions of Section 422A ("NQSO"). However, in no event shall the aggregate Fair Market Value (determined at the date of grant) of the stock of which incentive stock options are first exercisable in a particular calendar year exceed $100,000, or such other limit as may be required by the Code.

                 Nothing in this Section 7 shall be deemed to prevent the grant of NQSOs in excess of the maximum established by Section 422A of the Code.

         7.2 Grant of Director Stock Options. Subject to the provisions of Sections 5 and 7, Director Stock Options shall be granted to Eligible Directors as provided in this Section 7.2 and neither the Administrator nor the Committee shall have any discretion with respect to any matters set forth in this Section 7.2.

                 Commencing immediately after the adjournment of the Company's Annual Meeting of Shareholders ("Annual Meeting") in 1992 and immediately after the adjournment of the Annual Meeting each year thereafter, any Eligible Director who was an Eligible Director immediately preceding such Annual Meeting and who has been elected as a director at such Annual Meeting shall automatically be granted a Director Stock Option for Five Hundred (500) shares of Common Stock if, but only if, the Return on Common Equity of the Company as set forth in the Company's annual report to shareholders for the immediately preceding fiscal year is equal to or greater than ten percent (10%).

         7.3 Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Committee shall determine for the Employee Stock Options, and as the Administrator shall determine for the Director Stock Options.

         7.4 Option Price. Employee Stock Options granted as ISOs, and all Director Stock Options, shall have an Option Price that is equal to the Fair Market Value of the Common Stock on the date the Option is granted. An ISO, however, shall only be granted to a person who owns, directly or indirectly, Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Stock of the Company, if the price of any such Option is at least one hundred and ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option. NQSOs granted as Employee Stock Options must have an option price which is not less than the amount allowed by applicable law, which option price may be less than the Fair Market Value on the day of grant.

         7.5 Duration of Options. Each Employee Stock Option shall expire at such time as the Committee shall determine at the time the option is granted, provided, however, that all Employee Stock Options, whether as an ISO or NQSO, must be exercisable no later than ten (10) years and one day from the date of its grant. An Employee Stock Option granted to a person who owns, directly or indirectly, Common Stock possessing more than ten percent (10%)





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of the total combined voting power of all classes of Common Stock of the
Company must be exercisable no later than five (5) years from the date it is granted. Director Stock Options must be exercisable no later than ten (10) years and one day from the date of its grant.

         7.6 Exercise of Options. All Employee Stock Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. Director Stock Options granted under the Plan shall be exercisable one year after the date of its grant. No Option may be exercised until six months after the date of its grant.

         7.7 Payment. The Option Price upon exercise of any Option shall be payable to the Company in full either (i) in cash or its equivalent, or (ii) by tendering shares of previously acquired Common Stock having a Fair Market Value at the time of exercise equal to the total Option Price, or (iii) by a combination of (i) and (ii). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable after receipt of full payment (including the necessary tax withholding), the Company shall deliver to the Participant or the Eligible Director, as the case may be, Common Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the name of the Participant or the Eligible Director, as the case may be.

         7.8 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Common Stock are then listed under any blue sky or state securities laws applicable to such shares.

         7.9 Termination of Employment for Specific Reasons. In the event the employment of a Participant is terminated for resignation, retirement, Disability or death, any outstanding Option granted pursuant to the Plan and any rights thereunder shall be exercisable by the Participant (or in the case of a deceased Participant by his legal representative) only to the extent of the accrued right to exercise such Option at the date of such termination. An employee will not be deemed terminated for leaves of absence related to illness or military leave. The Committee may, in its sole direction, permit the exercise of all or any portion of the Option not otherwise exercisable and may provide that all or some portion of the Option shall not terminate upon or by virtue of such employment termination.

                 To the extent that any such Option is exercisable at termination or, as the result of Committee approval, becomes exercisable at termination, the Option will remain exercisable for the earlier of the expiration date of the Option, or the following time periods beginning after the event which gives rise to the basis for termination: (a) resignation or retirement, three (3) months; (b) Disability, twelve (12) months; and (c) death, six (6) months.





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                 If at any time the Committee determines that a Participant has committed an act adverse to the interests of the Company, including but not limited to acts in competition with the Company or otherwise adverse to or not in the best interests of the Company, the Committee may rescind the right of the Participant to exercise all or part of any Options then held, whether vested or unvested, said Options thereupon becoming null, void and of no effect.

         7.10 Termination of Employment for Other Than Section 7.9 Reasons. If the employment of the Participant shall terminate for any reason other than one of those specified in Section 7.9 of the Plan, the rights under any then outstanding Option granted pursuant to the Plan which, pursuant to the terms of the Option Agreement between the Participant and the Company, is exercisable as of the date of such termination, shall terminate upon the expiration date of the Option or three (3) months after such date of termination of employment, whichever first occurs. In its sole discretion, the Committee may extend the three (3) months up to twelve (12) months, but in no event beyond the expiration date of the Option.

         7.11 Termination of Eligible Director Shares. In the event that an Eligible Director ceases to be an Eligible Director for any reason, the rights under any outstanding Director Stock Options granted shall become immediately vested and exercisable pursuant to the terms of the original grant. If an Eligible Director ceases to be such by reason of death, any period shall be extended to the sooner of twelve months or the expiration date of the Director Stock Option.

         7.12 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. All Options granted to a Participant or an Eligible Director under the Plan shall be exercisable during his lifetime only by such Participant or Eligible Director.

8.       BENEFICIARY DESIGNATION.

         Each Participant or Eligible Director under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant or Eligible Director, shall be in a form prescribed by the Committee or Administrator (as the case requires), and will be effective only when filed by the Participant or Eligible Director in writing with the Committee or Administrator (as the case requires) during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's or Eligible Director's death shall be paid to his estate.

9.       RIGHTS OF EMPLOYEES.

         9.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.





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         9.2     Participation.  No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

10.      CHANGE IN CONTROL.

         10.1 General. In the event that (a) the Company is a party to a merger or consolidation agreement, (b) the Company is a party to an agreement to sell substantially all of its assets, or (c) there is change in control of the Company as defined in Section 10.3 below, the Committee in the case of Employee Options, may, in their sole discretion, provide that all outstanding Options shall become immediately exercisable. All Director Stock Options shall become immediately exercisable.

         10.2 Limitation on Payments. If the receipt of any payment under this Section by any Participant shall, in the opinion of independent tax counsel selected by the Company, result in the payment by such Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, or any sections of similar import, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax.

         10.3 Definitions. For purposes of the Plan, a "change in control" shall mean any of the following events:

                 (a) The acquisition of "beneficial ownership," as defined in Rule 13d-3 promulgated under the Exchange Act of twenty percent (20%) or more of the total voting capital Common Stock of the Company then issued and outstanding, by any person, or "group," as defined in
         Section 13(d)(3) of the Exchange Act; or

                 (b) Any person or group makes a filing under Section 13(d) or 14(d) of the Exchange Act; or

                 (c) Individuals who were members of the Board of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of Directors do not constitute a majority of the Board immediately following such election, unless the election of such new Directors was recommended to the shareholders by management of the Company.

                 The Board has final authority to determine the exact date on which a change in control has been deemed to have occurred under (a) and (b) above.

11.      AMENDMENT, MODIFICATION AND TERMINATION OF PLAN.

         The Board may at any time terminate and, from time to time, may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may:





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                 (a)      Increase the total amount of Common Stock which may
         be issued under the Plan, except as provided in Subsections 5.1 and
         5.3 of the Plan.

                 (b) Change the provisions of the Plan regarding the Option Price except as permitted by Subsection 5.3.

                 (c) Materially increase the cost of the Plan or materially increase the benefits to Participants.

                 (d)      Extend the period during which Options may be granted.

                 (e) Extend the maximum period after the date of grant during which Options may be exercised.

         No amendment, modification, or termination of the Plan shall in any manner adversely affect any Options theretofore granted under the Plan, without the consent of the Participant or the Eligible Director, as the case may be.

12.      TAX WITHHOLDING.

         (a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant or an Eligible Director, as the case may be, is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of common stock or upon exercise of an Option, the Participant or an Eligible Director, as the case may be, may satisfy this obligation in whole or in part by electing ("Election") to have the Company withhold from the distribution, shares of common stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the common stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

         (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any grant that the right to make elections shall not apply to such Grant. An Election is irrevocable.

         (c) If a Participant is an officer of the Company within the meaning of Section 16 of the Exchange Act or if the person making the Election is an Eligible Director, than an Election is subject to the following additional restrictions:

                 (1) The Election must be made six (6) months prior to the Tax Date.

                 (2) No Election shall be effective for a Tax Date which occurs within six (6) months of the grant of the award, except that this limitation shall not apply in the event





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         Death or Disability of the Participant or the Eligible Director, as
         the case may be, occurs prior to the expiration of the six-month period.

13.      INDEMNIFICATION.

         The Administrator and each person who is or shall have been the Administrator, and each person who is or shall have been a member of the Committee, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.      REQUIREMENTS OF LAW.

         14.1 Requirements of Law. The granting of Options and the issuance of shares of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         14.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and be governed by the laws of the State of Ohio.





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